Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE
OFFICER OF EAGLE ROCK ENERGY PARTNERS, L.P.
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the accompanying quarterly report on Form 10-Q for the three months ended September 30, 2006 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alex A. Bucher, Chief Executive Officer of Eagle Rock Energy G&P, LLC, the general partner of Eagle Rock Energy GP, L.P., the general partner of Eagle Rock Energy Partners, L.P. (the “Partnership”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 14, 2006	/s/ Alex A. Bucher, Jr.
Alex A. Bucher, Jr.
Chairman, President and Chief Executive
Officer of Eagle Rock Energy G&P, LLC, General
Partner of Eagle Rock Energy GP, L.P., General
Partner of Eagle Rock Energy Partners, L.P.